Exhibit 10.6

TRIMBLE NAVIGATION LIMITED

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

(as amended July 30, 2012)

The following constitute the provisions of the Employee Stock Purchase Plan of Trimble Navigation Limited.

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended, although the Company makes no undertaking nor representation to maintain such qualification. In addition, this Plan document authorizes the grant of options under a non-423(b) component to the Plan which do not qualify under Section 423(b) of the Code pursuant to rules, procedures or sub-plans adopted by the Board (or a committee authorized by the Board) designed to achieve tax, securities law compliance or other Company objectives.

2. Definitions.

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Brokerage Account” means the general securities brokerage account, or such other account or record determined appropriate by the Company, established and maintained for the Plan with any entity selected by the Company, in its discretion, to assist in the administration of, and purchase of shares under the Plan.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d) “Common Stock” shall mean the Common Stock of the Company.

(e) “Code Section 423(b) Plan Component” means the component of this Plan which is designed to meet the requirements set forth in Section 423(b) of the Code. The provisions of the Code Section 423(b) Plan Component shall be construed, administered and enforced in accordance with Section 423(b) of the Code.

(f) “Company” shall mean Trimble Navigation Limited.

(g) “Compensation” shall mean all regular straight time gross earnings, commissions, overtime, shift premium, lead pay and other similar compensation, but excluding bonuses resulting from any profit sharing plans, automobile allowances, relocation and other non-cash compensation. Unless determined otherwise by the Board (or a committee authorized by the Board), “Compensation” shall not include incentive bonuses.

(h) “Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, or one of its Subsidiaries, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

(i) “Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan. The Board (or a committee authorized by the Board) will determine whether employees of any Designated Subsidiary shall participate in the Code Section 423(b) Plan Component or in any separate offering thereunder, or the Non-423(b) Plan Component.

(j) “Employee” shall mean any person, including an officer, who is an employee of the Company or a Designated Subsidiary. The Board (or a committee authorized by the Board) shall have the discretion to limit offerings under the Plan to employees of the Company or a Designated Subsidiary whose customary employment with the Company or a Designated Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year, provided that these eligibility requirements are applied uniformly to employees offered participation in the Code Section 423(b) Plan Component of the Plan or in any separate offering thereunder.

(k) “Enrollment Date” shall mean the first day of each Offering Period.

(l) “Exercise Date” shall mean the last day of each Offering Period.

(m) “Maximum Offering” shall mean, with respect to some or all participants in the Non-423(b) Plan Component, a maximum number or value of shares of the Common Stock made available for purchase in a specified period (e.g., a 12-month period) in specified countries, locations or to Employees of specified Designated Subsidiaries. Such maximum shall be determined by the Board (or a committee authorized by the Board) in such a manner as to avoid securities filings, to achieve certain tax results or to meet other Company objectives.

(n) “Non-423(b) Plan Component” means a component of this Plan which does not meet the requirements set forth in Section 423(b) of the Code, as amended.

(o) “Offering Period” shall mean a period of six (6) months during which an option granted pursuant to the Plan may be exercised, or different period as determined by the Board, provided no Offering Period exceeds twenty-seven (27) months. Notwithstanding the foregoing, the first Offering Period shall commence August 15, 1988 and end December 31, 1988 and the Offering Period commencing July 1, 2006 shall end February 28, 2007.

(p) “Option Price” shall mean the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Common Stock on the Enrollment Date or (ii) eighty-five percent (85%) of the fair market value of a share of the Common Stock on the Exercise Date unless the Board (or a committee authorized by the Board) sets an option price higher than this amount.

(q) “Plan” shall mean this Amended and Restated Employee Stock Purchase Plan, as set forth in this document and as hereafter amended from time to time, which includes a Code Section 423(b) Plan Component and a Non-423(b) Plan Component.

(r) “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3. Eligibility.

(a) Any Employee as defined in paragraph 2 who is employed by the Company or a Designated Subsidiary at the time that the subscription agreement is required to be submitted for a given Offering Period is eligible to participate in the Plan for that Offering Period (subject to paragraph 10 below). However, the Board (or a committee authorized by the Board) shall have the discretion to set a minimum waiting period for Employees to become eligible to participate in an Offering Period provided that period is not more than two (2) years after employment with the Company or a Designated Subsidiary begins. However, notwithstanding the foregoing, for purposes of the first Offering Period only, any Employee defined in paragraph 2 who was employed by the Company or one of its Subsidiaries as of August 9, 1988 shall be eligible to participate in the Plan.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is both outstanding and exercisable (or other such limit, as may be set by the Board, in its discretion, within the parameters of Section 423(b)(8) of the Code and the regulations issued thereunder).

4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on or about January 1 and July 1 of each year; provided, however, that the first Offering Period shall commence on or about August 15, 1988. Effective in 2007 and thereafter new Offering Periods shall commence on or about March 1 and September 1 of each year. The Plan shall continue thereafter until terminated in accordance with paragraph 19 hereof. Subject to the shareholder approval requirements of paragraph 19, the Board shall have the power to change the commencement or duration of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected. The Board (or a committee authorized by the Board) may decide that for administrative reasons, the payroll deductions related to the last pay date during the Offering Period will not be applied to the purchase of shares for that particular Offering Period, but instead will be either rolled over to the following Offering Period (provided that the participant is participating in the following Offering Period), provided that such rollover of payroll deductions is applied uniformly to employees offered participation in the Code Section 423(b) Plan Component of the Plan or in any separate offering thereunder or refunded to the participant.

5. Participation.

(a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form required by the Company and filing it with the Company (or third party designated by the Company) by the time specified by the Company, as set forth in the subscription agreement, unless a later time for filing the subscription agreement is set by the Board (or a committee authorized by the Board) for all eligible Employees with respect to a given Offering Period.

(b) A participant’s authorized payroll deductions shall be deducted from each paycheck paid during an Offering Period and shall continue until changed by the participant, as provided in paragraph 10 or by amendment or termination of this Plan.

6. Payroll Deductions.

(a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he receives on each payday during the Offering Period, and the aggregate of such payroll deductions during the Offering Period shall not exceed ten percent (10%) of the participant’s aggregate Compensation during said Offering Period.

(b) All payroll deductions made for a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

(c) A participant may discontinue his or her participation in the Plan as provided in paragraph 10, or may decrease, but not increase, the rate of his or her payroll deductions during the Offering Period (within the limitations of paragraph 6(a)) by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement. A participant’s subscription agreement shall remain in effect for successive Offering Periods unless revised as provided herein or terminated as provided in paragraph 10.

(d) Notwithstanding any provisions to the contrary in the Plan, the Board may allow Employees to participate in the Plan via cash contributions instead of payroll deductions if payroll deductions are not permitted under applicable local law (and if the Employee is participating in the Non-423(b) Plan Component if not permitted under Section 423 of the Code).

7. Grant of Option.

(a) On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period up to a number of whole and fractional shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Enrollment Date or (ii) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Exercise Date; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than a number of shares determined by dividing $12,500 by the fair market value of a share of the Company’s Common Stock on the Enrollment Date, and provided further that such purchase shall be subject to the limitations set forth in paragraphs 3(b) and 12 hereof. Exercise of the option shall occur as provided in paragraph 8, unless the participant has withdrawn pursuant to paragraph 10, and shall expire on the last day of the Offering Period. Fair market value of a share of the Company’s Common Stock shall be determined as provided in paragraph 7(b) herein.

(b) The fair market value of Common Stock on a given date shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per share shall be the closing price of the Common Stock for such date, as reported by the NASDAQ National Market System, or, in the event the Common Stock is listed on a different stock exchange, the fair market value per share shall be the closing price on such exchange on such date, as reported in the Wall Street Journal, or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported.

8. Exercise of Option. Unless a participant withdraws from the Plan as provided in paragraph 10 below, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of whole and fractional shares subject to the option shall be purchased for such participant at the applicable option price with the accumulated payroll deductions in his or her account. The shares purchased hereunder will be credited to the Brokerage Account. Any payroll deductions accumulated in a participant’s account which are not used to purchase shares shall either remain in the participant’s account for the subsequent Offering Period, subject to an earlier withdrawal as provided in paragraph 10 or will be automatically refunded to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9. Delivery. A participant hereunder may elect at any time on a form acceptable to the Company to have all or part of the shares credited to the Brokerage Account on his or her behalf sold at participant’s expense and cash paid to participant. A participant under the Code Section 423(b) Plan Component hereunder may elect, at any time after two (2) years following the Exercise Date of any Offering Period and on a form acceptable to the Company, to have all or part of the shares purchased with respect to such Offering Period and credited to the Brokerage Account on his or her behalf transferred to the participant’s individual brokerage account established at the participant’s expense.

10. Withdrawal; Termination of Employment.

(a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company (or third party designated by the Company) in the form required by the Company. All of the participant’s payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

(b) Upon termination of the participant’s Continuous Status as an Employee prior to the Exercise Date for any reason, including retirement or death, (i) the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under paragraph 14, and such participant’s option will be automatically terminated, and (ii) the participant’s interest in the Brokerage Account shall be liquidated in the following manner. As part of the procedure to liquidate the participant’s interest in the Brokerage Account, the participant may elect in writing, on a form acceptable to the Company and received by the designated person at the Company within thirty (30) days of the termination, to have the number of shares credited to the Brokerage Account on behalf of the participant sold at the participant’s expense and cash paid to the participant, or to have such shares transferred to the participant’s individual brokerage account established at the participant’s expense. If the participant does not request a sale or transfer by the deadline set forth above or requests to receive a stock certificate, a certificate for the shares credited to the Brokerage Account on his or her behalf will be issued to the participant.

(c) A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan, except as may be required by applicable law, as determined by the Company, for participants in the Non-423(b) Plan Component (or the Code Section 423(b) Plan Component if permitted under Code Section 423).

12. Stock.

(a) The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 19,550,000 million shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan or the Maximum Offering, if any, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable. The pro rata allocation shall be limited, in the case of exceeding the Maximum Offering, to those participants in the countries, locations or Designated Subsidiaries in the specified Maximum Offering.

(b) The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

(c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

13. Administration. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The administration, interpretation or application of the Plan by the Board or its committee shall be final, conclusive and binding upon all participants. Members of the Board who are eligible Employees are permitted to participate in the Plan.

14. Designation of Beneficiary.

(a) If permitted by the Board (or a committee authorized by the Board), a participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option, if permitted by the Board (or a committee authorized by the Board).

(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor, administrator or personal representative of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with paragraph 10.

16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees semi-annually promptly following the Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

18. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, any Offering Periods then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”) and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in paragraph 10 hereof.

19. Amendment or Termination. The Board may, at any time and for any reason, terminate or amend the Plan. Except as provided in paragraph 18, no such termination can adversely affect options previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. In addition, to the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as so required.

20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and degree required under the applicable state and federal tax and securities laws.

22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. Tax Withholding. The Company or any Subsidiary, as appropriate, shall have the authority and the right to deduct or withhold, or require an Employee to remit to the Company or one of its Subsidiaries, an amount sufficient to satisfy U.S. federal, state, and local taxes and taxes imposed by jurisdictions outside of the United States (including income tax, social insurance contributions, payment on account and any other taxes that may be due) required by law to be withheld with respect to any taxable event concerning an Employee arising as a result of his or her participation in the Plan or to take such other action as may be necessary in the opinion of the Company or a Subsidiary, as appropriate, to satisfy withholding obligations for the payment of taxes. The Board (or a committee authorized by the Board) may in its discretion and in satisfaction of the foregoing requirement, allow a participant to elect to have the Company withhold shares otherwise issuable at exercise (or allow the return of shares) having a fair market value equal to the sums required to be withheld. No shares shall be delivered hereunder to any Employee until the Employee or such other person has made arrangements acceptable to the Company for the satisfaction of these tax obligations with respect to any taxable event concerning the Employee’s participation in the Plan.

24. No Right to Employment or Services. Nothing in the Plan or any subscription agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Employee’s employment at any time, nor confer upon any Employee any right to continue in the employ of the Company or any Subsidiary.

25. Code Section 409A. The Code Section 423(b) Plan Component is exempt from the application of section 409A of the Code. The Non-423(b) Plan Component is intended to be exempt from section 409A of the Code under the short-term deferral exception and any ambiguities in the Plan shall be construed and interpreted in accordance with such intent. In furtherance of this interest, any provision in the Plan to the contrary notwithstanding, if the Board determines that an option to purchase Common Stock granted under the Plan may be subject to section 409A of the Code or that any provision in the Plan would cause an option under the Plan to be subject to section 409A of the Code, the Board may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Board determines is necessary or appropriate, in each case, without the participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with section 409A of the Code, but only to the extent any such amendments or action by the Board would not violate section 409A of the Code. Anything in the foregoing to the contrary notwithstanding, the Company shall have no liability to a participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with section 409A of the Code is not so exempt or compliant or for any action taken by the Board or a committee appointed by the Board with respect thereto. The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with section 409A of the Code.

26. Term of Plan. The Plan shall continue in effect until September 30, 2018 unless sooner terminated under paragraph 19.

27. Governing Law; Severability. The Plan and all determinations made and actions taken thereunder shall be governed by the internal substantive laws, and not the choice of law rules, of the State of California and construed accordingly, to the extent not superseded by applicable federal law. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity or unenforceability shall not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.